EXHIBIT 99.2
FOR IMMEDIATE RELEASE:
January 18, 2007
CONTACT:
Buffalo Communications
Rich Katz
703.891.3319
rkatz@billycaspergolf.com
Shane Sharp
704.519.8381
ssharp@billycaspergolf.com
ProLink Solutions to Acquire One of Its Overseas Golf GPS Distributor Elumina Iberica
Nets Global Integration for International Advertisers
(CHANDLER, Ariz.) — ProLink Solutions — the wholly-owned subsidiary of ProLink Holdings Corp. (OTC BB: PLKH.OB) and the world’s leading provider of Global Positioning Satellite (“GPS”) golf- course-management systems and on-course advertising — today announces it has signed a letter of intent to acquire its largest distributor, European-based Elumina Iberica, and all of Elumina’s operating subsidiaries.
Elumina is a one of the fastest-growing and most profitable businesses in the international golf GPS industry. As ProLink’s distributor in Europe, the Middle East and Asia the past 18 months, Elumina has secured cart-mounted ProLink GPS installations at over 70 courses in these territories, as well as on-screen advertising contracts with Saab, Lexus, Bose and Citroën, among others. ProLink and Elumina are endorsed as the “Official GPS of The PGAs of Europe,” and ProLink GPS is used at 2006 Ryder Cup host The K Club in Ireland, Valderrama Golf Club in Spain and other prestigious venues.
The Elumina acquisition is anticipated to close in the second quarter, although there can be no assurances that this transaction will close on this timeline or at all. The acquisition is subject to the signing of a definitive purchase agreement, audits for required reporting periods, completion of due diligence, and various regulatory and shareholder approvals.
The Founders of Elumina, Mark Smart and Kevin Clarke, have agreed to multi-year employment contracts to continue growing the Elumina/ProLink brand throughout Elumina’s current distribution territories.
“The combination of the two businesses will add to ProLink’s already explosive growth over $10 million in top line revenue on a proforma 2006 basis as well as over $3 million of EBITDA,” says Lawrence D. Bain, CEO of ProLink Solutions. “The strong system and advertising pipeline in 2007 makes the Elumina acquisition exciting for ProLink and its partners, as the company continues to gain even more traction in the international landscape.”
Mr. Bain concluded, “Elumina fills a gap in our global strategy as they are the market leader in their territory outpacing all of their competitor’s sales combined by more than 10 to 1. ProLink will have an on-the-ground presence in the United Kingdom, Spain and France with the remainder of Europe and Asia covered by those offices. In 2007, Elumina will leverage their presence in new territories such as

Australia, China, Italy and Germany. Elumina has the only material delivery system for on-course advertising and they have established an extremely valuable market for advertisers. This integrated global ad program will financially benefit participating courses with ProLink GPS systems.”
“This agreement gives ProLink access to an international platform of advertisers eager to reach the sought-after, affluent golf demographic through this remarkably effective medium,” Mr. Smart says. “In the fourth quarter of 2006 alone we closed over $2 million of new advertising business to be delivered in 2007 and we are carrying a strong order book into 2007. We are thrilled with this arrangement and the expanded opportunities this combination presents.”
Adds Mr. Clarke: “The new ProLink-Elumina partnership solidifies the companies’ position as the globally dominant player in the golf GPS industry. It represents a significant demonstration of the rapid adoption of the system by courses worldwide, with an acute focus toward delivering advertisers unfettered yet unified, multi-continent and highly penetrable messaging opportunities.”
The acquisition of Elumina will mark another milestone for ProLink Solutions. ProLink recently announced a $10.4 million equity investment and its acquisition of the ScoreCast Tournament Software ProLink’s golf-course installations and advertising initiatives reach five continents and 13 countries.
About the ProLink System
Innovators of golf GPS technology, ProLink Solutions’ core philosophy is to be a “Trusted Partner” in golf course management. From enhancing golfers’ overall experience and improving pace-of-play, to bolstering revenue streams and creating new profit centers, ProLink Solutions products and services have captured markets both nationally and globally.
Installed at more than double the courses of its competitors, combined, ProLink is featured at more than 500 resorts, private and public courses worldwide, including 2006 Ryder Cup host the K Club in Straffan, Ireland; Valderrama Golf Club in Spain; Dal-Takararazuka in Osaka, Japan; and Kapalua Resort in Maui, Hawaii. The world’s most respected golf management companies have also adopted the innovative technology and marketing richness: Billy Casper Golf, Evergreen Alliance Group, Kemper Sports, and Pacific Golf Management all engage with ProLink.
Golf cart fleets are custom fit with 10.4” high-resolution color monitors that broadcast vibrant, easy-to-read graphics of each hole. Throughout their rounds, golfers continually refer to the screen to pinpoint distances, locate hazards, navigate the golf course and place food-and -beverage orders at the touch of a button. The ability to relay medical emergencies and receive dangerous weather condition warnings from the pro shop provides golfers with a full suite of communication tools.
From the pro shop, management utilizes the ProLink system to monitor golf cart fleets and optimize operations using fully integrated, Windows-based workstations. The precise locations of golf carts, color-coded pace-of-play status for each cart, as well as cart battery levels and other wear and tear indicators are readily available. Robust back-end reporting through user-friendly software yields a multitude of course statistics, all designed to raise the bottom line. Courses engaging with ProLink report pace-of-play improvements of up to 30 minutes per round, resulting in four additional rounds per day.
Food and beverage managers are able to post daily lunch specials and/or high margin items on the ProLink units, boosting sales by up to 30 percent. Event planners are able to maximize tournament and corporate outing revenue via the ProLink system. Through its ScoreCast and ScoreMaster software suites,

ProLink units offer a simplified-yet-comprehensive tournament set-up that allows for any format and for any number of tournaments to be carried out simultaneously.
ProLink Solutions also offers financial solutions through ProLink Capital for leasing the system, fleet expansions, or course improvements. The ProFit program is another alternative for courses to leverage financing options and generate substantial advertising revenues to substantially reduce or eliminate the system cost.
Risks and uncertainties are described in reports filed by ProLink Holdings, Corp with the United States Securities and Exchange Commission. For more information about ProLink, visit www.goprolink.com, call 480.753.2337 or email info@goprolink.com.
Disclaimer: The Letter of Intent is intended solely as a basis for further discussion. It is not intended to be and does not constitute a legally binding agreement. The Letter of Intent is subject to regulatory and shareholder approval and does not represent assurance the transaction will close. Further, Elumina and its affiliates do not follow U.S. Generally Accepted Accounting Principles so all references to financial results in this news release are subject to change based upon reconciliation to U.S. GAAP that will take place as a part of the due diligence process and no undue reliance should be placed upon these figures until such time as the reconciliation has been reported by the company. However, the company has no information that would suggest that the reported results of Elumina will differ materially from those reported herein.
Investor Relations Contact:
Investor Relations
Hayden Communications
Matt Hayden, 858.704.5065
matt@haydenir.com
Safe Harbor
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about ProLink Holdings Corp. (PLKH). Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of ProLink’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The information set forth herein should be read in light of such risks. ProLink Solutions does not assume any obligation to update the information contained in this press release.
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